UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

Dominion Resources Black Warrior Trust

(Exact name of registrant as specified in its charter)

Delaware	1-11335	75-6461716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royalty Trust Management Southwest Bank 2911 Turtle Creek Boulevard Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 588-7839

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2016, Dominion Resources Black Warrior Trust (the “Trust”) was notified by the New York Stock Exchange (the “NYSE”) that the NYSE had determined to commence proceedings to delist the units of beneficial interest of the Trust (the “Units”). The Trust had announced in a press release on January 4, 2016 that as a result of not receiving royalty distribution payments from Walter Energy, Inc., the Trust would begin termination proceedings pursuant to its Trust Agreement. As a result of the termination, the NYSE determined that the Trust could no longer affirm an intent to cure the Trust’s noncompliance with the NYSE’s continued listing standards in Section 802.01C of the Listed Company manual that requires an average closing price of $1.00 per Unit over a 30 trading-day period and NYSE Regulation determined to proceed with delisting the Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES BLACK WARRIOR TRUST
Date: January 11, 2016	By: Southwest Bank, in its capacity as trustee of Dominion Resources Black Warrior Trust and not in its individual capacity or otherwise

	By:	/s/ Ron Hooper
Ron Hooper
Senior Vice President